UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

☒ Filed by the Registrant	☐ Filed by a Party other than the Registrant

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☐	Preliminary Proxy Statement
☐	CONFIDENTIAL, FOR USE OF THE COMMISSION ONLY (AS PERMITTED BY RULE 14A-6(E)(2))
☐	Definitive Proxy Statement
☒	Definitive Additional Materials
☐	Soliciting Material Pursuant to §240.14a-12

VIACOM INC.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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SUPPLEMENT TO 2016 PROXY STATEMENT

This proxy statement supplement (the “Proxy Supplement”) updates and amends the definitive proxy statement of Viacom Inc. (the “Company”) filed with the Securities and Exchange Commission on January 22, 2016, as supplemented on February 12, 2016 (the “Proxy Statement”), in connection with the Company’s 2016 Annual Meeting of Stockholders (the “Annual Meeting”).

The Annual Meeting is scheduled to be held on Monday, March 14, 2016 at Viacom International Studios, located at 50 NW 14th Street, Miami, Florida, beginning at 11:30 a.m., Eastern Daylight Time.

THIS PROXY SUPPLEMENT SHOULD BE READ IN CONJUNCTION WITH THE PROXY STATEMENT, WHICH CONTAINS ADDITIONAL IMPORTANT INFORMATION.

On February 23, 2016, the Company announced that it has initiated a process to explore opportunities for a significant strategic minority equity investment in Paramount Pictures. A copy of the Company’s press release is attached as Exhibit A.

February 23, 2016

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting

The Proxy Statement and this Proxy Supplement are available on the company’s website at http://proxymaterials.viacom.com.

Exhibit A

VIACOM TO EXPLORE STRATEGIC INVESTMENT PARTNERSHIP

FOR PARAMOUNT PICTURES

NEW YORK – February 23, 2016 – Viacom Inc. (NASDAQ:VIAB, VIA) has initiated a process to explore opportunities for a significant strategic minority equity investment in Paramount Pictures. The announcement was made today by Philippe Dauman, Viacom’s Executive Chairman, President and CEO, at the Jefferies Media & Communications Conference in New York City.

“We have received indications of interest from potential partners seeking a strategic investment in Paramount Pictures and I have decided to pursue discussions with a select group of potential investors,” Mr. Dauman said. “In this time of change and enormous opportunity in our industry, a partnership will bring significant benefit to Paramount and Viacom, both strategically and financially, provide new opportunities for Paramount’s employees and talent, and enhance long-term value for all Viacom shareholders.”

“Paramount Pictures has been a leading motion picture studio for more than a century and is among a select few that has significant reach and scale, a deep library, a robust pipeline with proven global franchises, and a high potential television production operation,” Mr. Dauman added. “In addition, the value of motion picture content continues to increase with the explosion of screens and the rapid expansion of the global theatrical market. This is the perfect time to explore new strategies to capitalize on Paramount’s content expertise and global platform, maximize opportunities for its continued growth, and unlock the value of the business for the benefit of shareholders.”

Viacom has retained PJT Partners as its financial advisor to assist with the process.

About Viacom

Viacom is home to premier global media brands that create compelling television programs, motion pictures, short-form content, apps, games, consumer products, social media experiences, and other entertainment content for audiences in 180 countries. Viacom’s media networks, including Nickelodeon, Comedy Central, MTV, VH1, Spike, BET, CMT, TV Land, Nick at Nite, Nick Jr., Channel 5 (UK), Logo, Nicktoons, TeenNick and Paramount Channel, reach over 3.5 billion cumulative television subscribers worldwide. Paramount Pictures is a major global producer and distributor of filmed entertainment.

For more information about Viacom and its businesses, visit www.viacom.com. Keep up with Viacom news by following Viacom’s blog at blog.viacom.com and Twitter feed at www.twitter.com/viacom.

About Paramount Pictures Corporation

Paramount Pictures Corporation (PPC), a global producer and distributor of filmed entertainment, is a unit of Viacom (NASDAQ: VIAB, VIA), a leading content company with prominent and respected film, television and digital entertainment brands. Paramount controls a collection of some of the most powerful brands in filmed entertainment, including Paramount Pictures, Paramount Animation, Paramount Television, Paramount Vantage, Paramount Classics, Insurge Pictures, MTV Films, and Nickelodeon Movies. PPC operations also include Paramount Home Media Distribution, Paramount Pictures International, Paramount Licensing Inc., and Paramount Studio Group.

Cautionary Statement Concerning Forward-Looking Statements

This news release contains both historical and forward-looking statements. All statements that are not statements of historical fact are, or may be deemed to be, forward-looking statements. Forward-looking statements reflect our current expectations concerning future results, objectives, plans and goals, and involve known and unknown risks, uncertainties and other factors that are difficult to predict and which may cause future results, performance or achievements to differ. These risks, uncertainties and other factors include, among others: the public acceptance of our brands, programs, motion pictures and other entertainment content on the various platforms on which they are distributed; the impact of inadequate audience measurement on our program ratings, advertising revenues and affiliate fees; technological developments and their effect in our markets and on consumer behavior; competition for content, audiences, advertising and distribution; the impact of piracy; economic fluctuations in advertising and retail markets, and economic conditions generally; fluctuations in our results due to the timing, mix, number and availability of our motion pictures and other programming; the potential for loss of carriage or other reduction in the distribution of our content; changes in the Federal communications or other laws and regulations; evolving cybersecurity and similar risks; other domestic and global economic, business, competitive and/or regulatory factors affecting our businesses generally; and other factors described in our news releases and filings with the Securities and Exchange Commission, including but not limited to our 2015 Annual Report on Form 10-K and reports on Form 10-Q and Form 8-K. The forward-looking statements included in this document are made only as of the date of this document, and we do not have any obligation to publicly update any forward-looking statements to reflect subsequent events or circumstances. In particular, there can be no assurance that any transaction will be completed or, if completed, the terms thereof. If applicable, reconciliations for any non-GAAP financial information contained in this news release are included in this news release or available on our website at http://www.viacom.com.

CONTACTS: Contacts

Press:	Investors:
Carl Folta	James Bombassei
(212) 258-6352	(212) 258-6377
Carl.Folta@viacom.com	james.bombassei@viacom.com

Jeremy Zweig
(212) 846-7503
Jeremy.Zweig@viacom.com

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